UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2019
Dova Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38135 (Commission File Number)	81-3858961 (IRS Employer Identification No.)

240 Leigh Farm Road, Suite 245 Durham, North Carolina (Address of Principal Executive Offices)	27707 (Zip Code)
Registrant’s telephone number, including area code: (919) 748-5975
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	DOVA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01     Entry into a Material Definitive Agreement.

On June 27, 2019, Dova Pharmaceuticals, Inc. (the “Company”) and Bausch Health US, LLC, formerly known as Valeant Pharmaceuticals North America LLC (”Bausch Health”) entered into a First Amendment to the Co-Promotion Agreement effective July 1, 2019 (the “Amendment”) in which the Company and Bausch Health agreed to amend certain terms of the Co-Promotion Agreement by and between the Company and Bausch Health, dated September 26, 2018 (the “Agreement”). Pursuant to the Agreement, the Company granted Bausch Health the exclusive right to co-promote DOPTELET (avatrombopag) to specified medical professionals in the Gastroenterology, Colorectal Surgery and Proctology field (the “Specialty”) in the United States. Pursuant to the Amendment, the Company expanded its partnership with Bausch Health, whereby Bausch Health will now have the exclusive right to also co-promote in Hepatology, and Interventional Radiology, in addition to the previously defined Specialty (collectively, the “Expanded Specialty”) for the treatment of thrombocytopenia in adult patients with chronic liver disease who are scheduled to undergo a procedure.

Under the Amendment, the Company will continue to pay Bausch Health a fee based on the quarterly Net Sales (as defined in the Amendment) of DOPTELET to specified medical professionals in the Expanded Specialty in the United States, which, commencing on July 1, 2019, will equal a mid-thirties percentage of those Net Sales in a calendar year. Pursuant to the Amendment, the Company agreed to extend the term of the Agreement by an additional year until the five year anniversary of the original agreement date. Subject to early termination, the amended term of the Agreement now expires on September 26, 2023. Under the terms of the Amendment, the Company remains responsible for the costs of maintaining regulatory approval of, manufacturing, supplying and distributing DOPTELET. Bausch Health will continue to maintain at least one hundred (100) sales representatives (subject to certain adjustments) that will have the responsibility to promote DOPTELET in the Expanded Specialty in the United States.

The foregoing is a summary description of certain terms of the Amendment, is not complete and is qualified in its entirety by reference to the text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01    Other Events.

On June 27, 2019, the Company announced that the U.S. Food and Drug Administration approved a supplemental New Drug Application that expands the use of DOPTELET (avatrombopag) to include the treatment of thrombocytopenia in adults with chronic immune thrombocytopenia who have had an insufficient response to a previous treatment.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, the contents of which are incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1*	First Amendment to the Co-Promotion Agreement, dated June 27, 2019.
99.1	Press release, dated June 27, 2019.
* Portions of this exhibit (indicated by asterisks) have been excluded because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dova Pharmaceuticals, Inc.

Date: June 27, 2019	/s/ Mark W. Hahn
Mark W. Hahn
Chief Financial Officer